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STRATEGIC DISTRIBUTION, INC.
3220 Tillman Drive
Bensalem, Pennsylvania 19020

NOTICE & PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2002

To Strategic Distribution Shareholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 15, 2002, at 10:00 a.m., local time, at the offices of Willkie Farr & Gallagher, the Company's counsel, 787 Seventh Avenue, 38th Floor, New York, New York 10019-6099, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect nine (9) directors to serve for the ensuing year and until their successors are elected ("Proposal I");

          2. To ratify the appointment of KPMG LLP as independent auditors of SDI for the fiscal year ending December 31, 2002 ("Proposal II"); and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 3, 2002 are entitled to receive notice of and to vote at the meeting.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSAL II.

                      By order of the Board of Directors

                      William R. Berkley
                      Chairman of the Board of Directors

April 12, 2002

IMPORTANT: Please complete, date, sign and mail promptly the enclosed proxy in the postage-paid envelope provided to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

STRATEGIC DISTRIBUTION, INC.
3220 Tillman Drive
Bensalem, Pennsylvania 19020
Phone: (215) 633-1900

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 15, 2002 at the offices of Willkie Farr & Gallagher, the Company's counsel, 787 Seventh Avenue, 38th Floor, New York, New York 10019-6099, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying 2001 Annual Report of the Company are first being sent, on or about April 16, 2002, to persons who were shareholders of record on April 3, 2002.

        Written communications to the Company should be sent to the Company's office at 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020. The Company can be reached by telephone at (215) 633-1900.

Matters to be Considered at the Meeting

        At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon two proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

        The following is a brief summary of the two proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. The members of the Board of Directors unanimously recommend a vote in favor of the nominees as directors, and in favor of the ratification of the appointment of the Company's independent auditors.

Proposal I

        Proposal I concerns the election of a board of nine (9) directors, all of whom are currently serving as members of the Board of Directors.

Proposal II

        Proposal II concerns the ratification of the appointment of KPMG LLP as the Company's independent auditors.

Voting at the Meeting

        The Board of Directors has fixed the close of business on April 3, 2002 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 3,088,758 shares of the Common Stock, held by approximately 1,400 holders of record. The holders of a majority of the shares of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Meeting.

        The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present, in person or by proxy, and voting at the Meeting. "Plurality" means that the individuals who receive the greatest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposal II requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting.

        Shareholders may cast their votes in favor of or against each matter presented at the Meeting, or shareholders may abstain from voting. Shareholders abstaining will be deemed present at the Meeting for the purpose of determining whether a quorum has been constituted. Broker non-votes will be counted for the purpose of determining whether a quorum has been constituted, but will be disregarded for voting purposes. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley beneficially owns approximately 23.40% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

Proxies

        If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of the Common Stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposal II. Proxies will extend to, and be voted at, any adjournment of the Meeting.

        The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

        Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the shares are voted at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

Expenses of Solicitation

        The costs of the solicitation of proxies will be borne by the Company. Such costs include preparing, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and reimbursing brokerage firms and others for reasonable expenses incurred by them in connection with forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK

        The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 3, 2002, there were issued and outstanding 3,088,758 shares of the Common Stock. As of April 3, 2002, there were outstanding options issued under the Company's Amended and Restated 1990 Incentive Stock Option Plan (the "1990 Plan") to purchase a total of 68,011 shares of the Common Stock at prices ranging from $8.40 to $69.40 per share, outstanding options issued under the Company's 1999 Incentive Stock Option Plan (the "1999 Plan") to purchase a total of 48,905 shares of the Common Stock at prices ranging from $8.60 to $27.80 per share, and outstanding options issued under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan (the "Director Stock Plan") to purchase a total of 13,600 shares of the Common Stock at prices ranging from $4.40 to $45.00 per share.

        Each share of the Common Stock is entitled to one vote.

ELECTION OF DIRECTORS
(PROPOSAL I)

Introduction

        The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

        The following table sets forth each nominee's name, age and the year in which such nominee first became a director:

Name	Position(s)	Age	Year First Became Director
William R. Berkley	Director of the Company and Chairman of the Board of Directors	56	1994
William R. Berkley, Jr.	Director of the Company	29	2001
Andrew M. Bursky	Director of the Company	45	1988
Catherine James Paglia	Director of the Company	49	1990
Robert D. Neary	Director of the Company	68	1999
Jack H. Nusbaum	Director of the Company	61	1996
Joshua A. Polan	Director of the Company	54	1988
Mitchell I. Quain	Director of the Company	50	1995
Ronald C. Whitaker	Director of the Company and President and Chief Executive Officer of the Company	54	2001

        Directors are elected to serve for one year or until the next annual meeting of shareholders.

        The nine individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Background of Nominees

        The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon, other than the election of directors.

        William R. Berkley has been a member of the Board of Directors since 1994, and was elected Chairman of the Board of Directors in March 2000. He serves as Chairman of the Board of several other companies which he controls or founded. These include W.R. Berkley Corporation, a publicly held property and casualty insurance holding company; Associated Community Bancorp, Inc., a bank holding company which owns all of the issued and outstanding capital stock of The Greenwich Bank & Trust Company, a Connecticut chartered commercial bank, and Westport National Bank, a Federally chartered commercial bank; and Interlaken Capital, Inc., a private investment firm ("Interlaken Capital"). Mr. Berkley is Vice-Chairman, and a member of the Executive Committee, of the Board of Trustees of the University of Connecticut; a Trustee and member of the Executive Committee of the

Board of Trustees of New York University; Chairman of the Board of Overseers of New York University Stern School of Business; a Director of Georgetown University; and Co-Chairman of the Sabin Vaccine Institute. Mr. Berkley is the father of William R. Berkley, Jr.

        William R. Berkley, Jr. has been a member of the Board of Directors since 2001. He serves as Senior Vice President of W.R. Berkley Corporation, where he has been employed since August 1997. From July 1995 to August 1997, Mr. Berkley served in the Corporate Finance department of Merrill Lynch Investment Bank Division. He is a director of W. R. Berkley Corporation; Associated Community Bancorp, Inc.; Westport National Bank; Middlesex Bank & Trust Company, a Massachusetts trust company located in Newton, Massachusetts; and Interlaken Capital. Mr. Berkley is the son of William R. Berkley.

        Andrew M. Bursky has been a member of the Board of Directors since July 1988. From July 1988 to March 2000, he served as Chairman of the Board of Directors. He was President of the Company from November 1989 to December 1990. He has been a Managing Partner of Pegasus Investors, L.P., a private investment firm, since June 1999. For more than five years prior to June 1999, Mr. Bursky served as a Managing Director of Interlaken Capital. Mr. Bursky is a director of several private companies in which he is an investor.

        Catherine James Paglia has been a member of the Board of Directors since 1990. She has been working full time as a Director of Enterprise Asset Management, Inc. since June 1999. Ms. Paglia served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a contract food service company, from April 1997 to September 1998. She served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. From 1990 to April 1997, Ms. Paglia served as a Managing Director of Interlaken Capital and, from 1982 through 1988, was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure. Ms. Paglia is a director of Prima Energy Corporation.

        Robert D. Neary has been a member of the Board of Directors since January 1999. He is retired Co-Chairman of Ernst & Young, and currently is Chairman of the Board of Trustees of the Armada Funds. Mr. Neary is a director of Cold Metal Products, Inc. and Commercial Metals Company, and is Chairman of the American Institute of Certified Public Accountants' Quality Control Inquiry Committee.

        Jack H. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of Associated Community Bancorp, Inc., W.R. Berkley Corporation, Neuberger Berman Inc., Prime Hospitality Corp. and The Topps Company, Inc.

        Joshua A. Polan has been a member of the Board of Directors since 1988. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co. He is currently a director of FLOORgraphics, Inc., a point of purchase media company.

        Mitchell I. Quain has been a member of the Board of Directors since 1995. He is presently Chairman of The Industrial Manufacturing Institute. From 1997 through 2001 he was Head of The Industrial Manufacturing Group at ABN Amro and predecessor companies, most recently as Vice-Chairman. For more than five years prior to May 1997, Mr. Quain was a Managing Director of Schroder Wertheim & Company. Mr. Quain is also a director of MagneTek, Inc., Register.com, Inc. and Titan International. Mr. Quain is Chairman of the Board of Overseers of the School of

Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the Board of Trustees, and is a member of the Board of Trustees of Curry College, Milton, Massachusetts.

        Ronald C. Whitaker has been a member of the Board of Directors since 2001. He has served as President and Chief Executive Officer of the Company since September 2000. From July 1999 to September 2000, Mr. Whitaker was an Operating Partner of Pegasus Investors, L.P., and from October 1996 to July 1999 served as President and Chief Executive Officer of Johnson Worldwide Associates, a worldwide producer of outdoor sporting goods. Prior to October 1996, he held the positions of President, Chief Executive Officer and/or Chairman at various manufacturing companies, including EWI (Studebaker) Inc., Colt's Manufacturing and Wheelabrator Corporation. He is currently a director of Weirton Steel Corporation, Firearms Training Systems, and Code Alarm Inc., and serves on the Board of Trustees of The College of Wooster.

        Fine Host Corporation, of which Ms. Paglia was Executive Vice President and Chief Financial Officer from April 1997 to September 1998, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws in January 1999.

        The Board of Directors recommends that shareholders vote FOR the election of each of the nominees as Directors.

APPROVAL OF INDEPENDENT AUDITORS
(PROPOSAL II)

        The Board of Directors unanimously recommends that shareholders vote FOR this Proposal II.

        KPMG LLP has been appointed by the Board of Directors as independent auditors of the Company, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 2002 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit of the Company for fiscal 2001 was conducted by KPMG LLP.

        Audit Fees:    During the Company's fiscal year ended December 31, 2001, the Company paid KPMG LLP fees for audit services totaling $181,000, and fees for audit related services totaling $51,200.

        Financial Information Systems Design and Implementation Fees:    The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

        All other fees:    During the Company's fiscal year ended December 31, 2001, the Company paid KPMG LLP fees for other services (primarily tax consultation) totaling $7,000.

        A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

        The affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve this Proposal II. Broker non-votes will be disregarded for voting purposes and will have no effect on the outcome of the vote on this Proposal II; however, an abstention on this Proposal II will have the effect of a negative vote.

        The Board of Directors recommends that shareholders vote FOR this Proposal II.

COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001, the Board of Directors held five meetings and acted twice by unanimous written consent. Each of the directors who was a director for the full year attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the director was a member.

        Nominees for directors are selected by the entire Board of Directors rather than any committee of the Board. The Board has four standing committees: the Executive Committee, the Stock Option and Compensation Committee, the Audit Committee and the Section 162(m) Committee.

        The Executive Committee, composed of William R. Berkley and Andrew M. Bursky, has the authority, with the authorization of the Board of Directors, to exercise all of the powers and authority of the Board to the extent permitted under the laws of the State of Delaware and the Company's Second Restated Certificate of Incorporation and By-laws. The Executive Committee did not meet during 2001 or act by unanimous written consent.

        The Stock Option and Compensation Committee, composed of Andrew M. Bursky and Joshua A. Polan, establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Stock Option and Compensation Committee also administers the Director Stock Plan and, prior to the formation of the Section 162(m) Committee, administered the 1990 Plan. The Stock Option and Compensation Committee did not hold any official meetings or act by unanimous written consent in 2001.

        The Audit Committee, composed of Robert D. Neary, Andrew M. Bursky and Mitchell I. Quain, undertakes those tasks which, in its judgment, most effectively contribute to the integrity of the Company's financial reporting process. In particular, the Audit Committee makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the Company's internal audit controls with management and the independent public accountants. The Audit Committee held six meetings in 2001 and acted once by unanimous written consent. The Board of Directors has determined that the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

        The Section 162(m) Committee is composed of Andrew M. Bursky and Robert D. Neary, and has the authority to administer the 1990 Plan and approve all options granted thereunder, as well as all options granted under the 1999 Plan. The Section 162(m) Committee did not hold any official meetings in 2001 and acted three times by unanimous written consent.

COMPENSATION OF DIRECTORS

        During the fiscal year ended December 31, 2001, in consideration of services rendered during 2001, each of the non-employee members of the Board of Directors received, under the Director Stock Plan, non-qualified options to purchase 400 shares of the Common Stock at a price of $6.19 per share. Under the Director Stock Plan, each of the Company's directors who is not an employee of the Company will be granted an option to purchase 400 shares of the Common Stock on December 31 of each year. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. During 2001, each non-employee director of the Company received a cash fee of $3,000 in consideration of each meeting of the Board attended by the director. In addition, each non-employee director who served on a committee of the Board during 2001, and who remained a director at the end of 2001, received a cash fee of $1,000. During 2002, each non-employee director of the Company will receive a cash fee of $3,000 in consideration of each meeting of the Board attended by the director. In addition, each non-employee director who serves on a committee of the Board during 2002, and who remains a director at the end of 2002, will receive a cash fee of $1,000. The Company also has a general policy to reimburse members of the Board of Directors for all reasonable expenses incurred in connection with their attendance at directors' meetings.

IDENTIFICATION OF EXECUTIVE OFFICERS

Name	Executive Position and Offices Held	Officer Since	Term Expires	Age
Ronald C. Whitaker	President and Chief Executive Officer	2000	2002	54
Michael F. Bonner	Vice President, Chief Financial Officer, Secretary and Treasurer	2000	2002	41
David L. Courtright	Chief Accounting Officer, Controller and Assistant Treasurer	1998	2002	48

Background of Executive Officers

        The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers has any substantial interest in any matter to be acted upon, other than the election of directors in the case of Mr. Whitaker.

        Mr. Whitaker has served as President and Chief Executive Officer of the Company since September 2000. From July 1999 to September 2000, Mr. Whitaker was an Operating Partner of Pegasus Investors, L.P., and from October 1996 to July 1999 served as President and Chief Executive Officer of Johnson Worldwide Associates, a worldwide producer of outdoor sporting goods. Prior to October 1996, he held the positions of President, Chief Executive Officer and/or Chairman at various manufacturing companies, including EWI (Studebaker) Inc., Colt's Manufacturing and Wheelabrator Corporation. He is currently a director of Weirton Steel Corporation, Firearms Training Systems, and Code Alarm Inc., and serves on the Board of Trustees of The College of Wooster.

        Mr. Bonner has served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since April 2000. From October 1998 to April 2000, Mr. Bonner was Vice President, Chief Financial Officer and Secretary of BriteSmile Inc., a publicly traded company specializing in dental technology. From January 1998 to October 1998, he was Vice President, Administration for Silverline Building Products, Inc., and from June 1991 to December 1997 held senior financial positions with Graphic Packaging Corporation. Mr. Bonner began his career at Arthur Andersen LLP, providing auditing and consulting services to manufacturing, healthcare and financial services organizations. Mr. Bonner received his MBA from Drexel University and a BS degree from La Salle University. He is a certified public accountant and a certified management accountant.

        Mr. Courtright has served as Chief Accounting Officer and Controller of the Company since March 1998. From 1991 until joining the Company in September 1997, Mr. Courtright operated his own financial consulting business, primarily providing services related to business mergers, acquisitions and divestitures. From April 1987 until December 1990, Mr. Courtright served as Assistant Corporate Controller of the Pullman Company, a diversified manufacturer of industrial products. For twelve years prior to joining the Pullman Company, Mr. Courtright practiced as a certified public accountant, most recently as Senior Manager with Coopers & Lybrand.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Compensation Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. The Compensation Committee is composed of Andrew M. Bursky and Joshua A. Polan.

CEO Compensation

        The Compensation Committee established Mr. Whitaker's salary by considering the compensation packages of CEO's of comparably-sized companies, and by considering the type of compensation package that would be necessary in order to retain a Chief Executive Officer with the skills and experience necessary to achieve the goals that the Board of Directors had established for the Company. The Compensation Committee relied on its general knowledge of the industry and made a subjective determination based thereon.

Compensation of Executive Officers Generally

        The Compensation Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The compensation levels of the Company's executive officers and of the senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Compensation Committee believes it is important to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash compensation consisting of base salary and individual bonus awards and stock based compensation. No bonuses were awarded to any executive officers of the Company for 2001, based on the Company's performance in 2001.

        Stock options are granted to executive officers based on an evaluation of the executive's ability to influence the Company's long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account. During 2001, 15,000 options were granted to Mr. Whitaker, 2,000 options were granted to Mr. Bonner and no options were granted to Mr. Courtright.

        Because none of the executive officers of the Company receives annual compensation in excess of $1 million, the Compensation Committee has not addressed all issues related to the annual deduction limit of $1 million for compensation paid to executive officers, which limit is set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee believes that in today's competitive environment, it may be necessary to consider factors other than the deductibility of compensation in attracting and retaining qualified executive officers to serve with the Company and therefore remains flexible in this regard.

Stock Option and Compensation Committee

Andrew M. Bursky
Joshua A. Polan

April 12, 2002

        The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Andrew M. Bursky and Joshua A. Polan are directors of the Company. Mr. Bursky served as Chairman of the Board of Directors from 1988 to March 2000, and was President of the Company from November 1989 to December 1990. Mr. Polan is an executive officer of Interlaken Capital and is a member of the Company's Compensation Committee, while William R. Berkley is Chairman of the Board of Directors of the Company and is Chairman of the Board of Directors of Interlaken Capital. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain companies of which Mr. Polan, William R. Berkley and Mr.Nusbaum are officers, directors and/or shareholders.

REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility to oversee the process of financial reporting by the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services provided by the independent auditors with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. The Board of Directors is submitting the appointment of KPMG LLP to the shareholders for ratification.

Robert D. Neary, Chairman
Andrew M. Bursky
Mitchell I. Quain

(1)  This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

        The following table sets forth all the cash and non-cash compensation for the fiscal year ended December 31, 2001, and for each of the prior two fiscal years, awarded to or earned by the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller of the Company. No other person who currently serves as an executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 2001.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options (#)	All Other Compensation
	Year	Salary	Bonus
Ronald C. Whitaker (1) President and Chief Executive Officer	2001 2000	400,000 84,000	-0- -0-	15,000 -0-	-0- -0-
Michael F. Bonner (2) Vice President and Chief Financial Officer	2001 2000	200,000 150,000	-0- 160,000	2,000 7,500	2,625 -0-	(3)
David L. Courtright Chief Accounting Officer and Controller	2001 2000 1999	115,000 107,000 100,000	-0- 36,700 15,600	-0- 400 250	2,625 2,625 2,500	(3) (3) (3)

(1)
Mr. Whitaker's employment with the Company commenced on September 29, 2000.

(2)
Mr. Bonner's employment with the Company commenced on April 10, 2000.

(3)
Represents contributions made by the Company on behalf of the executive officers to the Company's Retirement Savings Plan.

Option Grants in Last Fiscal Year

        The following table sets forth all options granted during 2001 to the persons named in the Summary Compensation Table.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			% of Total Options Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options Granted (#)			Exercise or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Ronald C. Whitaker	15,000	(1)	29.1%	$8.60	02/06/2011	81,127	205,593
Michael F. Bonner	2,000	(2)	3.9%	$8.60	02/06/2011	10,817	27,413
David L. Courtright	-0-		-0-

(1)
These options were granted on February 6, 2001, and vest in three equal installments on the first three anniversaries of the grant date.

(2)
These options were granted on February 6, 2001, and vest in four equal installments on the first four anniversaries of the grant date.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

        The following table indicates, for all persons named in the Summary Compensation Table, their year-end option holdings and the value of in-the-money unexercised options at December 31, 2001. None of these individuals exercised any options in 2001.

			Value of Unexercised In-the-Money Options at FY-End ($)
	Number of Securities Underlying Unexercised Options at FY-End (#)
Name			Exercisable (1)	Unexercisable (1)
	Exercisable	Unexercisable
Ronald C. Whitaker	-0-	15,000	-0-	-0-
Michael F. Bonner	2,500	7,000	-0-	-0-
David L. Courtright	1,022	488	-0-	-0-

(1)
The fiscal year-end closing price of the Common Stock was $6.10. No options were in-the-money at December 31, 2001.

Employment Contracts, Termination of Employment and
Change in Control Agreements

        Mr. Bonner entered into a letter agreement with the Company in March 2000 relating to his employment with the Company as Vice President and Chief Financial Officer. Under the letter agreement, Mr. Bonner is entitled to a base salary of $200,000, a minimum 2000 bonus of $60,000 payable in the first quarter of 2001, and nine months severance if Mr. Bonner's employment is terminated by the Company for reasons other than cause. The letter agreement does not have a stated employment term, and the severance provisions of the letter agreement will remain in effect for so long as Mr. Bonner remains employed by the Company.

COMPANY STOCK PERFORMANCE GRAPH

        Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on December 31, 1996 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), MSC Industrial Direct Co., Inc. ("MSC"), Arden Industrial Products Inc. ("Arden"), JLK Direct Distribution, Inc. and Industrial Distribution Group, Inc. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01
Strategic Distribution Inc.	$100	$57	$31	$18	$6	$8
Nasdaq US	$100	$122	$173	$321	$193	$153
Custom Composite Index (6 Stocks)	$100	$117	$97	$67	$83	$92

The Custom Composite Index consists of Lawson Products, Inc., Noland Company, MSC Industrial Direct Co., Inc. (beginning 1Q96), Arden Industrial Products, Inc. (through 2Q97), JLK Direct Distribution, Inc. (beginning 3Q97, through 3Q00) and Industrial Distribution Group, Inc. (beginning 4Q97).

        The price of the Common Stock on December 31, 2001, as reflected in the December 31, 2001 shareholder return in the Performance Graph, represents the last reported sale price of the Common Stock on the NASDAQ National Market on December 31, 2001, the last trading date in 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information, as of April 3, 2002, concerning beneficial ownership of the Common Stock (calculated based on 3,088,758 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

Title of Class	Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	William R. Berkley Director, Chairman of the Board	724,775	(b)	23.45	%(b)
Common Stock	William R. Berkley, Jr. for Director	3,900	(c)	*
Common Stock	Andrew M. Bursky Director	113,896	(d)	3.69	%(d)
Common Stock	Catherine James Paglia Director	75,241	(e)	2.42	%(e)
Common Stock	Robert D. Neary Director	6,200	(f)	*
Common Stock	Jack H. Nusbaum Director	3,000	(g)	*
Common Stock	Joshua A. Polan Director	24,417	(h)	*
Common Stock	Mitchell I. Quain Director	32,749	(i)	1.06	%(i)
Common Stock	Ronald C. Whitaker Director, President and Chief Executive Officer	6,000	(j)	*
Common Stock	Michael F. Bonner Chief Financial Officer, Secretary and Treasurer	4,250	(k)	*
Common Stock	David L. Courtright Controller and Chief Accounting Officer	1,184	(l)	*
Common Stock	Dimensional Fund Advisors Inc.	245,531	(m)	7.95%
Common Stock	Fifth Third Bancorp	232,480	(n)	7.53%
Common Stock	Royce & Associates, Inc.	208,690	(o)	6.76%

Common Stock	All executive officers and directors (including nominees) as a group (11 persons)	995,612	(p)	31.83	%(p)

*
Owns less than 1% of the outstanding shares of the Common Stock.

(a)
The business address of William R. Berkley is 475 Steamboat Road, Greenwich, Connecticut 06830. The business address of Dimensional Fund Advisors Inc. is set forth in footnote (m). The business address of Fifth Third Bancorp is set forth in footnote (n). The business address of Royce & Associates, Inc. is set forth in footnote (o).

(b)
Includes (i) 200,000 shares of the Common Stock directly held by The William R. Berkley 2002 Grantor Retained Annuity Trust (the "Berkley GRAT") (of which Mr. Berkley's spouse is the trustee and his children are the beneficiaries, and in which Mr. Berkley holds an annuity interest) (as a result of his spouse's acting as trustee, Mr. Berkley may be deemed to be the beneficial owner of such shares), (ii) 200,000 shares of the Common Stock directly held by RB Insurance Company Ltd. ("RB Insurance") (as Mr. Berkley is the President and owns 80% of the outstanding capital stock of RB Insurance, he may be deemed to be the beneficial owner of such shares), (iii) 38,841 shares of the Common Stock directly held by The Berkley Family Limited Partnership (the "BFLP") (as a general partner of the BFLP, Mr. Berkley may be deemed to be the beneficial owner of such shares), and (iv) 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley. The number of outstanding shares used for calculating percent of class is 3,090,758.

(c)
Includes 400 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley

(d)
Includes (i) 1,100 shares of the Common Stock held by an IRA in Mr. Bursky's name, (ii) 1,800 shares of the Common Stock held by a Keogh Plan in Mr. Bursky's name, (iii) 2,000 shares of the Common Stock held in trust for Mr. Bursky's minor children, and (iv) 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. Mr. Bursky is the trustee of the trust which hold shares of the Common Stock for his minor children, and as such he may be deemed to be the beneficial owner of such shares. The number of outstanding shares used for calculating percent of class is 3,090,758.

(e)
Includes 17,300 shares of the Common Stock which are subject to currently exercisable stock options held by Ms. Paglia. The number of outstanding shares used for calculating percent of class is 3,106,058.

(f)
Includes 1,200 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Neary.

(g)
Includes 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(h)
Includes 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan, and 5,000 shares held by Mr. Polan's spouse.

(i)
Includes (i) 1,000 shares of the Common Stock held by the Samuel Quain Trust, (ii) 1,000 shares of the Common Stock held by the Rhonda Quain Trust, (iii) 1,000 shares of the Common Stock held by the Michelle Quain Trust, (iv) 1,000 shares of the Common Stock held by the Jacob Quain Trust (collectively, the "Trusts") and (v) 2,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Quain. Mr. Quain is Trustee of the Trusts and, as

  such, may be deemed to be beneficial owner of the shares held by the Trusts. The number of outstanding shares used for calculating percent of class is 3,090,758.

(j)
Includes 5,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Whitaker.

(k)
Includes (i) 2,375 shares of the Common Stock which are subject to currently exercisable stock options, and (ii) 1,875 shares of the Common Stock which are subject to stock options held by Mr. Bonner that will become exercisable within 60 days.

(l)
Includes 1,184 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Courtright.

(m)
The business address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information regarding Dimensional has been obtained by the Company from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on or about January 30, 2002. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 245,531 shares of the Common Stock as of December 31, 2001, all of which shares are held by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares.

(n)
The business address of Fifth Third Bancorp ("Fifth Third") is Fifth Third Center, Cincinnati, Ohio 45263. Information regarding Fifth Third has been obtained by the Company from a Schedule 13G filed by Fifth Third with the Securities and Exchange Commission on or about March 26, 2002. The 232,480 shares of the Common Stock are held by Fifth Third's subsidiary, Fifth Third Bank.

(o)
The business address of Royce & Associates, Inc. ("Royce") is 1414 Avenue of the Americas, New York, NY 10019. Information regarding Royce has been obtained by the Company from a Schedule 13G filed by Royce with the Securities and Exchange Commission on or about February 12, 2002. Royce is a registered investment adviser.

(p)
Includes 39,334 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 3,128,092.

TRANSACTIONS WITH AFFILIATES

        The Company was party to an agreement (the "Services Agreement") with Interlaken Capital which expired in March 2001. Pursuant to the Services Agreement, Interlaken Capital provided the Company with certain corporate and administrative services including but not limited to services relating to accounting and internal legal advice. William Berkley and William Berkley, Jr. are the sole shareholders and two of three directors of Interlaken Capital. Mr. Polan is an employee and executive officer of Interlaken Capital. Under the Services Agreement, the Company paid Interlaken Capital a monthly service fee as well as certain transaction fees. Because the monthly fees payable to Interlaken Capital were offset by transaction fees paid to Interlaken Capital, no fees of any kind were paid to Interlaken Capital under the Services Agreement in 2001.

        In 1999 the Company's Industrial Systems Associates, Inc. subsidiary ("ISA") entered into agreements to provide In-Plant Store© services to Pioneer Companies, Inc., a producer of chlorine and caustic soda ("Pioneer"). William R. Berkley was the largest shareholder, and served as Chairman of the Board of Directors, of Pioneer at the time the agreements were executed, and Messrs. Bursky and Nusbaum, directors of the Company, were directors of Pioneer at such time. In July 2001, Pioneer filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. As of December 31, 2001, the

Company wrote off uncollectible prepetition Pioneer receivables of $965,000. ISA's revenues from its In-Plant Store agreements with Pioneer amounted to $3,991,000 in 2001, which represented substantially less than 5% of the Company's 2001 revenues, and substantially less than 5% of Pioneer's 2001 revenues.

        The Company has retained Willkie Farr & Gallagher as its legal counsel on certain matters during its last fiscal year, and anticipates it will continue such relationship with the firm in this fiscal year. Mr. Nusbaum, a director of the Company, is Chairman of Willkie Farr & Gallagher.

        The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

SHAREHOLDER PROPOSALS

        Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for SDI's Annual Meeting of Shareholders to be held in 2003 must be received by SDI on or before December 6, 2002, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution, Inc., c/o Ronald C. Whitaker, President and Chief Executive Officer, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, each person who at any time during 2001 was a director, executive officer or beneficial owner of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act.

MISCELLANEOUS

        A copy of the Company's Annual Report for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company's Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company's expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020, attention: Shareholder Services.

        Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.

Bensalem, Pennsylvania
April 12, 2002

STRATEGIC DISTRIBUTION, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2002

          The undersigned shareholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoints David L. Courtright, William L. Mahone and David J. Wheat (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with the power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the offices of the Company's counsel, Willkie Farr & Gallagher, 787 Seventh Avenue, 38th Floor, New York, New York on May 15, 2002 at 10:00 a.m. local time, and at any adjournments thereof, for the transaction of the following business:

/x/  PLEASE MARK VOTES AS IN THIS EXAMPLE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

Proposal I.  Please indicate your vote for the Directors. The nominees are William R. Berkley, William R. Berkley, Jr., Andrew M. Bursky,
Catherine James Paglia, Robert D. Neary, Jack H. Nusbaum, Joshua A. Polan, Mitchell I. Quain and Ronald C. Whitaker.

Election of Directors                    For / /          Withheld / /

For all nominees, except the following:

PROPOSAL II.  To ratify the appointment of KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2002.

For / /          Against / /          Abstain / /

(Continued on Other Side)

          WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 15, 2002 and the Proxy Statement dated April 12, 2002.

Date:

Signature:

Date:

Signature:

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
ENCLOSED ENVELOPE.

QuickLinks

INTRODUCTION
DESCRIPTION OF OUTSTANDING CAPITAL STOCK
ELECTION OF DIRECTORS (PROPOSAL I)
APPROVAL OF INDEPENDENT AUDITORS (PROPOSAL II)
COMMITTEES AND MEETINGS
COMPENSATION OF DIRECTORS
IDENTIFICATION OF EXECUTIVE OFFICERS
REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPANY STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH AFFILIATES
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MISCELLANEOUS